Exhibit 13.1
CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 20-F for the fiscal year ended June 30, 2020 of NextSource Materials Inc. (the "Company"), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 4, 2020

By:	/s/ Craig Scherba
Craig Scherba
Chief Executive Officer
(principal executive officer)